UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2019, Orion Energy Systems, Inc. (the “Company”) entered into Amendment No. 1 to the Rights Agreement (the “Amendment”), which amends the Rights Agreement, dated as of January 7, 2009 (the “Rights Agreement”), between the Company and Equiniti Trust Company (as successor to Wells Fargo Bank, N.A.), as Rights Agent.

Under the Amendment, (i) each common share purchase right, if exercisable, will initially represent the right to purchase from the Company one share of the Company’s common stock, no par value per share, for a purchase price of $7.00 (decreased from $30.00) and (ii) the Final Expiration Date (as defined in the Rights Agreement) will be extended to January 7, 2022.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference, and the Rights Agreement, which is filed as Exhibit 4.2 hereto and incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1    Amendment No.  1 to the Rights Agreement, dated as of January 3, 2019, between the Company and Equiniti Trust Company (as successor to Wells Fargo Bank, N.A.), as Rights Agent

Exhibit 4.2    Rights Agreement, dated as of January  7, 2009, between Orion Energy Systems, Inc. and Equiniti Trust Company (as successor to Wells Fargo Bank, N.A.), which includes as Exhibit A thereto the Form of Right Certificate and as Exhibit B thereto the Summary of Common Share Purchase Rights, (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A filed January 8, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: January 3, 2019	By:	/s/ William T. Hull
William T. Hull
Chief Financial Officer

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